UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 19, 2023

OppFi Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39550	85-1648122
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
130 E. Randolph Street, Suite 3400
Chicago, Illinois 60601
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (312) 212-8079
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	OPFI	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	OPFI WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2023 (the “Restatement Date”), Opportunity Financial, LLC, a Delaware limited liability company (“OppFi-LLC”) and subsidiary of OppFi Inc., a Delaware corporation (the “Company”), and Opportunity Funding SPE V, LLC, a Delaware limited liability company and wholly owned subsidiary of OppFi-LLC (“OF V Borrower”), entered into an Amended and Restated Revolving Credit Agreement (the “A&R Credit Agreement”), which amends and restates that certain Revolving Credit Agreement, dated as of April 15, 2019 (as amended, supplemented or otherwise modified prior to the Restatement Date, the “Existing Credit Agreement”), by and among OppFi-LLC, OF V Borrower, Opportunity Funding SPE VII, LLC, the other credit parties and guarantors thereto, Midtown Madison Management LLC as administrative agent and collateral agent, and the lenders party thereto.

The A&R Credit Agreement amends the Existing Credit Agreement to, among other things, increase the size of the facility under the Existing Credit Agreement from $200 million to $250 million, remove Opportunity Funding SPE VII, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of OppFi-LLC, as a borrower and remove the concept of pledging OppFi Card receivables under the A&R Credit Agreement, including removing OppWin Card, LLC as a seller. The $250 million of availability under the A&R Credit Agreement is comprised of $125 million under the existing Tranche B and $125 million under a new Tranche C. In addition, OF V Borrower may request, at any time during the Tranche C commitment period, one (1) increase in the Tranche C committed amount in an amount equal to $25 million, resulting in an aggregate Tranche C commitment equal to $150 million. Loans under Tranche C bear interest at the Term Secured Overnight Financing Rate plus 7.5% with a commitment period until July 19, 2026 and a maturity date of July 19, 2027. A portion of the proceeds of the A&R Credit Agreement were used to repay in full the outstanding Tranche A loans under the Existing Credit Agreement and the remainder of the proceeds are intended to be used to finance receivables growth.

The foregoing description of the A&R Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Credit Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2023.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the A&R Credit Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On July 25, 2023, the Company issued a press release announcing the A&R Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This information in this Item 7.01 and in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated July 25, 2023.
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 25, 2023	OppFi Inc.

	By:	/s/ Pamela D. Johnson
Pamela D. Johnson
Chief Financial Officer